Exhibit 10.4

Note: Certain portions have been omitted from this Letter Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

September 4, 2009

Mr. Peter Lurie, General Counsel

Virgin Mobile USA, L.P.

10 Independence Blvd.

Warren, NJ 07059

Re:	Amended and Restated PCS Services Agreement between Sprint Spectrum L.P. (“Sprint”) and Virgin Mobile USA, L.P. (“VMU”) dated October 16, 2007 as amended (the “Agreement”) – 2009 Voice Promo Offer

Dear Mr. Lurie:

The purpose of this letter agreement (“Letter Agreement”) is to provide the details of a special one time offer Sprint is extending to VMU regarding pricing for voice PCS Service and Sprint 2G Data Service usage for a limited time. Capitalized terms not defined in this Letter Agreement are defined in the Agreement. References to Schedule 1.0 in this Letter Agreement are to Schedule 1.0 to the Agreement attached to the Ninth Amendment to the Agreement.

1.	General

Provided that VMU is not past due (including all applicable payment grace periods) on any undisputed amounts owed Sprint under the Agreement (including undisputed amounts owed under a fully executed Work Order), the pricing set forth in Section 2 below will apply to VMU’s voice PCS Service and Sprint 2G Data Service usage during the time period of August 1, 2009 through December 31, 2009 (“Promo Period”).

2.	2009 Voice Promo

2.1.	If Voice PCS Service and Sprint 2G Data Service MOUs Equal or Exceed *

For each monthly billing cycle during the Promo Period during which VMU’s total voice PCS Service and Sprint 2G Data Service MOUs equal or exceed *, (a) the invoice generated for such monthly billing cycle will reflect the peak and off-peak rates described in Section 1.1(A) of Schedule 1.0, (b) Sprint will manually re-rate all of VMU’s voice PCS Service and Sprint 2G Data Service MOUs for such monthly billing cycle at the applicable rates described in Section 1.2 of Schedule 1.0, and (c) Sprint will apply a * percent (*%) discount to the total charges for VMU’s voice PCS Service and Sprint 2G Data Service usage for such monthly billing cycle as re-rated in clause (b) above. The re-rating and discount described in clauses (b) and (c) above will be accomplished by Sprint issuing credits on the “True-Up Statement” VMU will receive as part of the supporting documentation for the invoice for such monthly billing cycle.

2.2.	If Voice PCS Service and Sprint 2G Data Service MOUs Are Less Than *

For each monthly billing cycle during the Promo Period during which VMU’s total voice PCS Service and Sprint 2G Data Service MOUs are less than *, (a) the invoice generated for such monthly billing cycle will reflect the peak and off-peak rates described in Section 1.1(A) of Schedule 1.0, (b) Sprint will manually re-rate all of VMU’s voice PCS Service and Sprint 2G Data Service MOUs for such monthly billing cycle at a per minute rate of $*, and (c) Sprint will apply a * percent (*%) discount to the total charges for VMU’s voice PCS Service and Sprint 2G Data Service usage for such monthly billing cycle as re-rated in clause (b) above. The re-rating and discount described in clauses (b) and (c) above will be accomplished by Sprint issuing credits on the “True-Up Statement” VMU will receive as part of the supporting documentation for the invoice for such monthly billing cycle. The per minute rate of $* in clause (b) above DOES NOT include * . VMU will be charged the rates set forth in Schedule 1.0 for *.

Effective on the first day following the end of the Promo Period, VMU’s voice PCS Service and Sprint 2G Data Service usage will be priced in accordance with Section 1.1 of Schedule 1.0.

The information contained herein is considered confidential, and is to be treated as such in accordance with the terms of the Agreement.

Please acknowledge VMU’s agreement to the above terms and conditions, by signing below where indicated and returning this Letter Agreement to Sprint.

Sincerely,

/s/ Randy Bryson
Randy Bryson
Sprint Wholesale Wireless Solutions

AGREED AND ACCEPTED:
VIRGIN MOBILE USA, L.P.

By:	/s/ Peter Lurie
Name:	Peter Lurie
Date:	9/25/09

EMAIL OR FAX COUNTER-SIGNED LETTER AGREEMENT TO: 913-523-7631